UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019 (November 11, 2019)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01
Entry into a Material Definitive Agreement.

Effective November 11, 2019, MHP Pursuits LLC (the “Buyer”), a wholly-owned subsidiary of Manufactured Housing Properties Inc., a Nevada corporation, entered into a purchase and sale agreement (the “ARC Purchase Agreement”) with The ARC Investment Trust, a South Carolina trust (the “Seller”) for the asset purchase of 5 manufactured housing communities, located in South Carolina, totaling 181 sites for a total purchase price of $6.5 million.

The ARC Purchase Agreement includes an earnest money deposit of $15,000, which will be applied to the payment of the purchase price at closing, and provides for a due diligence period of 40 days for the completion of third-party reports.

The ARC Purchase Agreement contains customary representations and warranties. The closing of the ARC Purchase Agreement is subject to customary closing conditions and delivery of customary closing documents, including a special warranty deed for the ARC Property, a Bill of Sale and General Assignment transferring the Seller’s right, title and interest in the personal property, intangible property, property files, warranties and licenses to the Buyer, and an Assignment and Assumption Agreement, assigning to the Buyer the Seller’s right, title and interest in all leases or other rental or occupancy agreements for the ARC Property, and any contract that the Buyer elects to assume.

The foregoing summary of the terms and conditions of the ARC Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated November 11, 2019, between MHP Pursuits LLC and The ARC Investment Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2019	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer